Date: 31 March 2026

Room 105, Building 5, 31 Xishiku Avenue
Xicheng District, Beijing, China

Dear Sirs

Letter of Financial Support

YUBO INTERNATIONAL BIOTECH LIMITED

For the financial year ended Dec 31, 2025

In connection with the audit of financial statements of YUBO INTERNATIONAL BIOTECH LIMITED as of 31 December, 2025, I recognize that obtaining representations from me concerning the information contained in the letter is a significant procedure in enabling HCL PLLC to form an opinion whether the Companies' financial statements present fairly, in all material respect, and accordingly, I make the following representation, which are true to the best of my knowledge and belief.

I, Jun Wang, being the main shareholder of the YUBO INTERNATIONAL BIOTECH LIMITED, undertake to provide continuous financial support to enable the Companies to meet its liabilities as and when they fall due for a period of 12 months from the date of signing of account. This letter is not assignable and shall not be construed as a guarantee.

Yours truly,

Jun Wang